                                                                    EXHIBIT 99.3

                          TRANSOCEAN SEDCO FOREX INC.

                          LETTER TO BENEFICIAL OWNERS
                                      FOR
               TENDER OF THE FOLLOWING SERIES OF NOTES ISSUED BY
                     TRANSOCEAN SEDCO FOREX INC.'S INDIRECT
                WHOLLY-OWNED SUBSIDIARY, R&B FALCON CORPORATION

          6.50% R&B FALCON                     6.75% R&B FALCON                     6.95% R&B FALCON
           NOTES DUE 2003                       NOTES DUE 2005                       NOTES DUE 2008
          IN EXCHANGE FOR                      IN EXCHANGE FOR                      IN EXCHANGE FOR
    6.50% TRANSOCEAN SEDCO FOREX         6.75% TRANSOCEAN SEDCO FOREX         6.95% TRANSOCEAN SEDCO FOREX
           NOTES DUE 2003                       NOTES DUE 2005                       NOTES DUE 2008

         7.375% R&B FALCON                    9.125% R&B FALCON                     9.50% R&B FALCON
           NOTES DUE 2018                       NOTES DUE 2003                       NOTES DUE 2008
          IN EXCHANGE FOR                      IN EXCHANGE FOR                      IN EXCHANGE FOR
   7.375% TRANSOCEAN SEDCO FOREX        9.125% TRANSOCEAN SEDCO FOREX         9.50% TRANSOCEAN SEDCO FOREX
           NOTES DUE 2018                       NOTES DUE 2003                       NOTES DUE 2008


THE CONSENT PAYMENT DEADLINE FOR EACH EXCHANGE OFFER (THAT IS, THE TIME BY WHICH HOLDERS MUST TENDER THE APPLICABLE SERIES OF R&B FALCON NOTES IN ORDER TO BE ELIGIBLE TO RECEIVE THE CONSENT PAYMENT) WILL BE MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 13, 2002, UNLESS EXTENDED. CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE CONSENT PAYMENT DEADLINE.



EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 1, 2002, UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:


     Transocean Sedco Forex Inc., a Cayman Islands company ("Transocean Sedco Forex"), is offering, upon the terms and subject to the conditions set forth in the Prospectus and Consent Solicitation Statement (the "Prospectus") and the accompanying Letter of Transmittal and Consent ("Letter of Transmittal"):


          $1,000 principal amount of Transocean Sedco Forex's 6.50% Notes due April 15, 2003 (the "Transocean Sedco Forex 6.50% Notes") in exchange for each $1,000 principal amount of outstanding 6.50% Notes due April 15, 2003 of R&B Falcon Corporation (the "R&B Falcon 6.50% Notes") properly tendered and accepted;

          $1,000 principal amount of Transocean Sedco Forex's 6.75% Notes due April 15, 2005 (the "Transocean Sedco Forex 6.75% Notes") in exchange for each $1,000 principal amount of outstanding 6.75% Notes due April 15, 2005 of R&B Falcon Corporation (the "R&B Falcon 6.75% Notes") properly tendered and accepted;

          $1,000 principal amount of Transocean Sedco Forex's 6.95% Notes due April 15, 2008 (the "Transocean Sedco Forex 6.95% Notes") in exchange for each $1,000 principal amount of outstanding 6.95% Notes due April 15, 2008 of R&B Falcon Corporation (the "R&B Falcon 6.95% Notes") properly tendered and accepted;

          $1,000 principal amount of Transocean Sedco Forex's 7.375% Notes due April 15, 2018 (the "Transocean Sedco Forex 7.375% Notes") in exchange for each $1,000 principal amount of outstanding 7.375% Notes due April 15, 2018 of R&B Falcon Corporation (the "R&B Falcon 7.375% Notes") properly tendered and accepted;


          $1,000 principal amount of Transocean Sedco Forex's 9.125% Notes due December 15, 2003 (the "Transocean Sedco Forex 9.125% Notes") in exchange for each $1,000 principal amount of outstanding 9.125% Notes due December 15, 2003 of R&B Falcon Corporation (the "R&B Falcon 9.125% Notes") properly tendered and accepted; and



          $1,000 principal amount of Transocean Sedco Forex's 9.50% Notes due December 15, 2008 (the "Transocean Sedco Forex 9.50% Notes") in exchange for each $1,000 principal amount of outstanding 9.50% Notes due December 15, 2008 of R&B Falcon Corporation (the "R&B Falcon 9.50% Notes") properly tendered and accepted.


     The R&B Falcon 6.50% Notes, the R&B Falcon 6.75% Notes, the R&B Falcon 6.95% Notes, the R&B Falcon 7.375% Notes, the R&B Falcon 9.125% Notes and the R&B Falcon 9.50% Notes are collectively referred to as the "R&B Falcon Notes." The Transocean Sedco Forex 6.50% Notes, the Transocean Sedco Forex 6.75% Notes, the Transocean Sedco Forex 6.95% Notes, the Transocean Sedco Forex 7.375% Notes, the Transocean Sedco Forex 9.125% Notes and the Transocean Sedco Forex 9.50% Notes are collectively referred to as the "Transocean Sedco Forex Notes." The exchange offers with respect to the above series of R&B Falcon Notes are collectively referred to as the "Exchange Offers."


     Holders tendering R&B Falcon Notes pursuant to the Exchange Offers will thereby consent to certain proposed amendments to the indentures under which R&B Falcon Corporation ("R&B Falcon") issued such R&B Falcon Notes, as described in the Prospectus. The completion, execution and delivery of the Letter of Transmittal (or the delivery by DTC of an agent's message in lieu thereof) will constitute the delivery of a consent with respect to the R&B Falcon Notes tendered.


     Any Transocean Sedco Forex Notes issued in exchange for R&B Falcon Notes will be issued only in book-entry form through the Depository Trust Company ("DTC"), which means that no exchanging holder will receive certificates evidencing any Transocean Sedco Forex Notes.


     The consent payment deadline for each Exchange Offer will be Midnight, New York City time, on February 13, 2002, unless extended. Each Exchange Offer will expire at 5:00 p.m., New York City time, on February 13, 2002, unless extended (the "Expiration Date"). Holders of R&B Falcon Notes must tender before the consent payment deadline to be eligible to receive the consent payment.


     Enclosed for your consideration are the Prospectus and the related Letter of Transmittal. The Letter of Transmittal is being furnished to you for your information only and cannot be used by you to tender R&B Falcon Notes held by us for your account or to consent to the proposed amendments to the indentures under which R&B Falcon issued such R&B Falcon Notes. We are the registered holder of R&B Falcon Notes held for your account. A tender of these securities can be made and a consent to the proposed amendments described in the Prospectus may be given only by us as the registered holder and pursuant to your instructions.

     We request that you advise us whether you wish us to tender, and thereby consent to the proposed amendments, with respect to any or all of the R&B Falcon Notes held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.


     Your instructions to us should be forwarded as promptly as possible in order to permit us to execute the Letter of Transmittal and tender your R&B Falcon Notes on your behalf in accordance with the terms of the Exchange Offers. The deadline for a holder to qualify to receive the consent payment along with the Transocean Sedco Forex Notes is the consent payment deadline, unless extended or earlier terminated.


     Your attention is directed to the following:


     1. Form and Timing of Payment for Tendered R&B Falcon Notes. Subject to the terms and conditions of each Exchange Offer and applicable law, Transocean Sedco Forex will deposit, or, in the case of any applicable consent payments, cause R&B Falcon to deposit, with Mellon Investor Services LLC, as exchange agent (the "Exchange Agent"):


     - Transocean Sedco Forex Notes of the corresponding series to that exchanged (in book-entry form), and

     -  cash representing the applicable consent payment.

     This will occur on the third business day following the Expiration Date of the applicable Exchange Offer or as soon as practicable thereafter (the "Exchange Date").

     The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the consent payment from R&B Falcon and the Transocean Sedco Forex Notes (in book-entry form) from Transocean Sedco Forex and then delivering the consent payment and Transocean Sedco Forex Notes (in book-entry form) to or at the direction of those holders. The Exchange Agent will make this delivery on the same day Transocean Sedco Forex deposits the Transocean Sedco Forex Notes and causes R&B Falcon to deposit the consent payment for the related R&B Falcon Notes, or as soon thereafter as practicable.


     2. Consent Payment Deadline; Expiration Date. The consent payment deadline for each Exchange Offer will be Midnight, New York City time, on February 13, 2002, unless extended. Each Exchange Offer will expire at 5:00 p.m., New York City time, on March 1, 2002, unless extended.



     3. Conditions to the Exchange Offers. Consents from holders of a majority in aggregate principal amount outstanding of any series of R&B Falcon Notes must be received in order to amend the indenture under which such R&B Falcon Notes were issued. Transocean Sedco Forex's obligation to consummate the Exchange Offer for any series of R&B Falcon Notes and to cause R&B Falcon to make consent payments relating to that Exchange offer is conditioned on, among other things, the receipt (and no withdrawal) of consents to the amendments to each of the indentures with respect to the R&B Falcon Notes from the holders of record as of the close of business on February 13, 2002 of a majority in principal amount of each of the six series of R&B Falcon Notes. Therefore, Transocean Sedco Forex will consummate the Exchange Offers and cause

R&B Falcon to make the consent payments with respect to any series of R&B Falcon Notes only if a majority in aggregate principal amount outstanding of that and each other series is validly tendered (and not validly withdrawn) as of the Expiration Date of the Exchange Offer for that series.


     4. Consent to Proposed Amendments. Holders tendering R&B Falcon Notes pursuant to the Exchange Offers will thereby consent to certain proposed amendments to the indenture or indentures under which R&B Falcon issued such R&B Falcon Notes, as described in the Prospectus. Such proposed amendments are described in the Prospectus under the caption "The Proposed Amendments."



     5. Withdrawal of Tendered R&B Falcon Notes. Tenders of R&B Falcon Notes of any Series may be withdrawn at any time prior to the applicable Expiration Date. Consents may be withdrawn by validly withdrawing the tender of the related R&B Falcon Notes prior to the consent payment deadline.



     6. Fees and Commissions. Neither Transocean Sedco Forex nor R&B Falcon will pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders of R&B Falcon Notes and consents pursuant to the Exchange Offers, except for the undersigned, as dealer managers, the exchange agent and the information agent, as identified and described in the Prospectus. Transocean Sedco Forex will, however, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding material to their customers.


     7. Transfer Taxes. Transocean Sedco Forex will pay or cause to be paid all transfer taxes, if any, with respect to the sale and transfer of any R&B Falcon Notes to it pursuant to the Exchange Offers, except as otherwise provided in instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your R&B Falcon Notes, and thereby consent to the proposed amendments to the indentures under which R&B Falcon issued such R&B Falcon Notes, please complete, detach and return to us the instruction form set forth below. An envelope to return your instructions is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender and consent on your behalf by the Expiration Date.

     The Exchange Offers are not being made to, and consents are not being solicited from (nor will tenders of R&B Falcon Notes be accepted from or on behalf of), holders in any jurisdiction in which the Exchange Offers, or the acceptance thereof, would not be in compliance with applicable law. However, Transocean Sedco Forex may, in its sole discretion, take such action as it may deem necessary to make the Exchange Offers in any jurisdiction, and may extend the Exchange Offers to holders in that jurisdiction.

     PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITH AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE EXPIRATION DATE.

                  INSTRUCTIONS WITH RESPECT TO EXCHANGE OFFERS


     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus of Transocean Sedco Forex dated January 31, 2002, and the Letter of Transmittal in connection with the Exchange Offers by Transocean Sedco Forex.

     This will instruct you to: (a) tender to Transocean Sedco Forex Inc., upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount or amounts of each series of R&B Falcon Notes indicated in the table below (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the series of R&B Falcon Notes indicated in such table) and (b) consent, with respect to the aggregate principal amount of each such series of R&B Falcon Notes, to the proposed amendments to the indenture under which such R&B Falcon Notes were issued, as described in the Prospectus, and to the execution of a supplemental indenture effecting such amendments.

--------------------------------------------------------------------------------------------
               TITLE OF SERIES                               PRINCIPAL AMOUNT
--------------------------------------------------------------------------------------------
  6.50% Notes due 2003
--------------------------------------------------------------------------------------------
  6.75% Notes due 2005
--------------------------------------------------------------------------------------------
  6.95% Notes due 2008
--------------------------------------------------------------------------------------------
  7.375% Notes due 2018
--------------------------------------------------------------------------------------------
  9.125% Notes due 2003
--------------------------------------------------------------------------------------------
  9.50% Notes due 2008
--------------------------------------------------------------------------------------------

     IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO BOOK-ENTRY TRANSFER PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL R&B FALCON NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

                                   SIGN HERE

Name of beneficial owner(s):
                             ---------------------------------------------------

Signature(s):
              ------------------------------------------------------------------

Name(s) (please print):
                        --------------------------------------------------------

Address:
         -----------------------------------------------------------------------

Telephone Number:
                  --------------------------------------------------------------

Taxpayer Identification or Social Security Number:
                                                   -----------------------------

Date:
     ---------------------------------------------------------------------------